EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the 2002 Stock Purchase and Option Plan for Key California Employees of KinderCare Learning Centers, Inc. of our report dated July 26, 2002 (November 21, 2002 as to the effects of the adoption of SFAS No. 144 described in Note 16), appearing in the Registration Statement on Form 10 of KinderCare Learning Centers, Inc.


DELOITTE & TOUCHE LLP


Portland, Oregon
February 19, 2003